Exhibit 99.1

Moved on Business Wire
November 4, 2015

CSC Delivers Earnings Growth, Margin Expansion and Improved Cash Flow Performance
in Second Quarter Fiscal 2016

•	Diluted Earnings per Share from Continuing Operations of $1.19

•	Non-GAAP Diluted Earnings per Share from Continuing Operations of $1.26, up 7% YoY

•	Income from Continuing Operations Before Taxes of $176 Million

•	Operating Income, adjusted for certain items, of $331 Million and Operating Income Margin on the same basis of 12.2%, up 90 basis points YoY

•	Year-to-date Net Cash Provided by Operating Activities of $441 Million

•	Year-to-date Free Cash Flow of $170 Million, up $69 Million YoY

•	FY16 Non-GAAP EPS from Continuing Operations Target Remains $4.75 to $5.05

FALLS CHURCH, Va., Nov. 4, 2015 - CSC (NYSE: CSC) today reported results for the second quarter of fiscal year 2016.

“Second quarter results were in-line with our expectations," said Mike Lawrie, president and CEO. “Profitability again improved year-over-year in our commercial business and remained strong in our public sector business, and we delivered improved cash flow. During the quarter, we also completed the acquisitions of Fixnetix and Fruition Partners, which are consistent with our strategy of shifting our revenue mix to applications, consulting, and next-generation offerings with better growth, profitability, and cash flow. Finally, we remain on track to complete the separation of our U.S. public sector business, pay the $10.50 per share special dividend to shareholders, and complete the merger of our public sector business with SRA.”

Financial Highlights

•
Diluted earnings per share from continuing operations were $1.19 in the second quarter and included ($0.30) per share in separation, merger, and other transaction costs, ($0.01) per share in SEC settlement-related items, ($0.14) per share in real estate restructuring charges, and $0.38 per share from a tax valuation allowance benefit. Excluding these items, non-GAAP diluted earnings per share from continuing operations were $1.26, up 7 percent when compared with $1.18 in the second quarter of fiscal 2015.

•
Income from continuing operations before taxes was $176 million. Excluding the impact of certain items, non-GAAP income from continuing operations before taxes was $247 million compared with $245 million a year ago.

•
Operating income was $308 million. Operating income, adjusted for certain items, was $331 million and compares with $349 million in the prior year. Operating margin on the same basis was 12.2 percent, up from 11.3 percent in the prior year.

•
Income from continuing operations was $173 million for the second quarter. Excluding the impact of the items discussed above, non-GAAP income from continuing operations was $183 million, compared with $177 million in the prior year.

•
Earnings before interest and taxes (EBIT) was $204 million and included $48 million in separation, merger, and other transaction costs, $2 million in SEC settlement-related items, and $21 million in real estate restructuring charges. Adjusting for these items, EBIT was $275 million, and compares with $276 million in the second quarter of fiscal 2015, and EBIT margin was 10.1 percent, up from 9.0 percent in the prior year.

•	Year-to-date, net cash provided by operating activities was $441 million compared with $490 million in the prior year.

•	Year-to-date, free cash flow was $170 million compared with $101 million in the prior year, an increase of $69 million.

Global Business Services
GBS revenue of $891 million in the quarter compares with $1,003 million in the year ago quarter, a decline of 3.7 percent year-over-year in constant currency. The GBS revenue decline was driven by the ongoing repositioning of our consulting business and contract completions in our applications business. GBS operating margin, excluding the impact of certain items, was 12.8 percent, down slightly from 13.0 percent a year ago. New business awards for GBS were $0.7 billion in the second quarter.

Global Infrastructure Services
GIS revenue of $854 million in the quarter compares with $1,036 million in the year-ago quarter, a decline of 10.8 percent year-over-year in constant currency. The GIS revenue decline was driven by the impact of restructured contracts, other contract completions, and price-downs, which more than offset growth in next-generation offerings. GIS operating margin, excluding the impact of certain items, was 8.5 percent, up from 6.6 percent a year ago. New business awards for GIS were $0.7 billion in the quarter.

North American Public Sector
NPS revenue was $967 million in the second quarter, a decrease of 7.1 percent when compared with $1,041 million in the second quarter of fiscal 2015. The NPS revenue decline was driven by program completions and changes in task orders, which more than offset new work across all parts of the business. NPS operating margin, excluding the impact of certain items, was 16.6 percent, up from 15.4 percent in the prior year. New business awards for NPS were $1.5 billion in the quarter.

Returning Capital to Shareholders and Separation Update
During the second quarter, CSC returned $32 million to shareholders in common stock dividends. Separately, CSC today announced that its Board of Directors has approved proceeding with the previously announced separation of its U.S. public sector business under a new name, CSRA Inc., as well as the declaration of a special cash distribution of $10.50 in the aggregate per CSC share. The separation will occur through a one-for-one pro rata distribution of all CSRA shares to CSC stockholders on November 27, 2015 after market close.

CSC had 138,472,660 basic shares outstanding on October 2, 2015.

Earnings Conference Call and Webcast

CSC senior management will host a conference call and webcast at 5 p.m. ET today. The dial-in number for domestic callers is 800-218-2154. Callers who reside outside of the United States or Canada should dial 913-312-0963. The passcode for all participants is 8931468. The webcast audio and any presentation slides will be available on CSC’s Investor Relations website.

A replay of the conference call will be available from approximately two hours after the conclusion of the call until November 11, 2015. The replay dial-in number is 888-203-1112 for domestic callers and 719-457-0820 for callers who reside outside of the United States and Canada. The replay passcode is also 8931468. A replay of this webcast will also be available on CSC’s website.

Investor Day Webcast

CSC will host an Investor Day tomorrow, November 5, 2015, in New York, with presentations beginning at approximately 9:30 a.m. ET. An audio webcast of the Investor Day and any presentation slides will be available on CSC’s Investor Relations website. The dial-in number for domestic callers is 877 790-0014. Callers who reside outside of the United States or Canada should dial 706 634-5163. The Conference Identification number for all participants is 75987678.

Non-GAAP Measures

In an effort to provide investors with additional information regarding the Company’s preliminary and unaudited results as determined by U.S. generally accepted accounting principles (GAAP), the Company has also disclosed in this press release preliminary non-GAAP information, and certain further adjustments thereto, which management believes provides useful information to investors, including: operating income, adjusted operating income, earnings before interest and taxes (EBIT), adjusted EBIT, free cash flow, and non-GAAP results including non-GAAP income (loss) from continuing operations and non-GAAP diluted earnings (loss) per share from continuing operations.

Reconciliations of the preliminary non-GAAP measures to the respective and most directly comparable GAAP measures, as well as the rationale for management’s use of non-GAAP measures, are included below.
About CSC

Computer Sciences Corporation (CSC) is a global leader of next generation information technology (IT) services and solutions. The Company's mission is to enable superior returns on our clients’ technology investments through best-in-class industry solutions, domain expertise and global scale. CSC has approximately 70,000 employees and reported revenue of $11.3 billion for the 12 months ended October 2, 2015. For more information, visit the company's website at www.csc.com.

All statements in this press release and in all future press releases that do not directly and exclusively relate to historical facts constitute “forward-looking statements.” These statements represent the Company’s intentions, plans, expectations and beliefs, and are subject to risks, uncertainties and other factors, many of which are outside the Company’s control. These factors could cause actual results to differ materially from such forward-looking statements. For a written description of these factors, see the section titled “Risk Factors” in CSC’s Form 10-K for the fiscal year ended April 3, 2015 and any updating information in subsequent SEC filings. The Company disclaims any intention or obligation to update these forward-looking statements whether as a result of subsequent event or otherwise, except as required by law.
# # #

Contact:
Richard Adamonis, Corporate Media Relations, 862.228.3481, radamonis@csc.com
Neil DeSilva, M&A and Investor Relations, 703.641.3453, neildesilva@csc.com

Business Segment Revenues, Operating Income and Operating Margins
(preliminary and unaudited)

Revenues by Segment
	Quarter Ended
(Amounts in millions)	October 2, 2015	October 3, 2014	% Change	% Change in Constant Currency
Global Business Services	$891	$1,003	(11.2)%	(3.7)%
Global Infrastructure Services	854	1,036	(17.6)	(10.8)
North American Public Sector	967	1,041	(7.1)	(7.1)
Total Revenues	$2,712	$3,080	(11.9)%	(68.6)%

	Six Months Ended
(Amounts in millions)	October 2, 2015	October 3, 2014	% Change	% Change at Constant Currency
Global Business Services	$1,810	$2,091	(13.4)%	(5.7)%
Global Infrastructure Services	1,739	2,167	(19.8)	(13.2)
North American Public Sector	1,924	2,059	(6.6)	(6.6)
Total Revenues	$5,473	$6,317	(13.4)%	(69.6)%

Operating Income and Operating Margins by Segment
	Quarter Ended
	October 2, 2015		October 3, 2014
(Amounts in millions)	Operating Income	Operating Margin	Operating Income	Operating Margin
Global Business Services	$101	11.3%	$130	13.0%
Global Infrastructure Services	64	7.5	68	6.6
North American Public Sector	160	16.5	160	15.4
Corporate	(17)	—	(9)	—
Total Operating Income	$308	11.4%	$349	11.3%

	Six Months Ended
	October 2, 2015		October 3, 2014
(Amounts in millions)	Operating Income	Operating Margin	Operating Income	Operating Margin
Global Business Services	$198	10.9%	$238	11.4%
Global Infrastructure Services	117	6.7%	139	6.4%
North American Public Sector	296	15.4%	311	15.1%
Corporate & Eliminations	(5)	—	(35)	—
Total Operating Income	$606	11.1%	$653	10.3%

Consolidated Condensed Statements of Operations
(preliminary and unaudited)

	Quarter Ended		Six Months Ended
(Amounts in millions, except per-share amounts)	October 2, 2015	October 3, 2014	October 2, 2015	October 3, 2014

Revenues	$2,712	$3,080	$5,473	$6,317

Costs of services (excludes depreciation and amortization and restructuring costs)	1,970	2,207	3,996	4,571
Selling, general and administrative (excludes restructuring costs)	286	346	570	690
Depreciation and amortization	203	252	410	524
Restructuring costs	6	(7)	6	3
Separation and merger costs	46	—	64	—
Interest expense	35	36	70	75
Interest income	(7)	(5)	(18)	(10)
Other (income) expense, net	(3)	6	(29)	5
Total costs and expenses	2,536	2,835	5,069	5,858

Income from continuing operations, before taxes	176	245	404	459
Income tax (benefit) expense	3	68	67	123
Income from continuing operations	173	177	337	336
Loss from discontinued operations, net of taxes	—	(21)	—	(29)
Net income	173	156	337	307
Less: net income attributable to noncontrolling interest, net of tax	6	5	10	10
Net income attributable to CSC common stockholders	$167	$151	$327	$297

Earnings (loss) per common share
Basic:
Continuing operations	$1.21	$1.20	$2.37	$2.26
Discontinued operations	—	(0.15)	—	(0.20)
	$1.21	$1.05	$2.37	$2.06
Diluted:
Continuing operations	$1.19	$1.18	$2.32	$2.22
Discontinued operations	—	(0.14)	—	(0.20)
	$1.19	$1.04	$2.32	$2.02

Cash dividend per common share	$0.23	$0.23	$0.46	$0.46

Weighted average common shares outstanding for:
Basic EPS	138.295	143.279	138.106	144.346
Diluted EPS	140.532	145.596	140.699	147.155

Selected Balance Sheet Data
(preliminary and unaudited)

	As of
(Amounts in millions)	October 2, 2015	April 3, 2015

Assets
Cash and cash equivalents	$1,818	$2,098
Receivables, net	2,127	2,369
Prepaid expenses and other current assets	500	438
Total current assets	4,445	4,905

Property and equipment, net	1,519	1,583
Software, net	774	751
Outsourcing contract costs, net	338	326
Goodwill	1,842	1,671
Other assets	1,095	965
Total Assets	$10,013	$10,201

Liabilities
Short-term debt and current maturities of long-term debt	$894	$904
Accounts payable	436	422
Accrued payroll and related costs	377	356
Accrued expenses and other current liabilities	1,028	1,239
Deferred revenue and advance contract payments	587	618
Income taxes payable and deferred income taxes	55	62
Total current liabilities	3,377	3,601

Long-term debt, net of current maturities	1,716	1,765
Income tax liabilities and deferred income taxes	451	412
Other long-term liabilities	1,423	1,474

Total Equity	3,046	2,949

Total Liabilities and Equity	$10,013	$10,201

Consolidated Condensed Statements of Cash Flows
(preliminary and unaudited)

	Six Months Ended
(Amounts in millions)	October 2, 2015	October 3, 2014
Cash flows from operating activities:
Net income	$337	$307
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	410	524
Stock-based compensation	7	35
Net gain on dispositions of businesses and assets	(55)	(13)
Excess tax benefit from stock based compensation	(16)	(12)
Other non cash charges, net	19	21
Changes in assets and liabilities, net of effects of acquisitions and dispositions:
Decrease (increase) in assets	176	(32)
Decrease in liabilities	(437)	(340)
Net cash provided by operating activities	441	490

Cash flows from investing activities:
Purchases of property and equipment	(184)	(201)
Payments for outsourcing contract costs	(53)	(28)
Software purchased and developed	(104)	(104)
Payments for acquisitions, net of cash acquired	(236)	(35)
Business dispositions	34	(13)
Proceeds from sale of assets	50	70
Other investing activities, net	12	13
Net cash used in investing activities	(481)	(298)

Cash flows from financing activities:
Borrowings of commercial paper	299	—
Payments of commercial paper	(84)	—
Borrowings under lines of credit	1,310	—
Repayment of borrowings under lines of credit	(1,150)	(32)
Principal payments on long-term debt	(461)	(139)
Proceeds from stock options and other common stock transactions	45	125
Excess tax benefit from stock-based compensation	16	12
Repurchase of common stock	(118)	(559)
Dividend payments	(64)	(63)
Other financing activities, net	(6)	—
Net cash used in financing activities	(213)	(656)
Effect of exchange rate changes on cash and cash equivalents	(27)	(56)
Net decrease in cash and cash equivalents	(280)	(520)
Cash and cash equivalents at beginning of year	2,098	2,443
Cash and cash equivalents at end of period	$1,818	$1,923

Non-GAAP Financial Measures

The following tables reconcile non-GAAP financial measures of operating income, earnings before interest and taxes (EBIT), adjusted EBIT, and free cash flow, to the respective most directly comparable financial measure calculated and presented in accordance with GAAP. Also presented below are the Company's non-GAAP results, which exclude certain items that management believes are not indicative of the Company's operating performance. CSC management believes that these non-GAAP financial measures provide useful information to investors regarding the Company's financial condition and results of operations as they provide another measure of the Company's profitability and ability to service its debt, and are considered important measures by financial analysts covering CSC and its peers.

Management uses operating income to evaluate financial performance and it is one of the measures used in assessing management performance. One of the limitations associated with the use of operating income (as compared to reported earnings) is that it does not reflect the complete financial results of the Company. CSC compensates for these limitations by providing a reconciliation between operating income and income from continuing operations, before taxes. Management uses free cash flow as one of the factors in reviewing the overall performance of the business. Management compensates for the limitations of this non-GAAP measure by also reviewing the GAAP measures of operating, investing and financing cash flows.

Management uses non-GAAP income from continuing operations and non-GAAP EPS to evaluate the Company's results, excluding the impact of items that management believes are not indicative of the Company's operating performance. CSC compensates for the limitations of these non-GAAP measures by providing a reconciliation from non-GAAP results to reported results.

GAAP Reconciliations

Operating Income and Adjusted Operating Income
(preliminary and unaudited)

CSC defines operating income as revenue less costs of services, depreciation and amortization expense, restructuring costs and segment selling, general and administrative (SG&A) expense. Operating Income, as defined by CSC, excludes corporate G&A, actuarial and settlement charges related to CSC's pension and other post-employment benefit (OPEB) plans, and separation and merger costs. Operating margin is defined as operating income as a percentage of revenue.

Adjusted operating income is computed by excluding from operating income the impact of the second quarter fiscal 2016 real estate restructuring charge and transaction costs associated with fiscal 2016 acquisitions.

A reconciliation of consolidated operating income to income from continuing operations, before taxes is as follows:

	Quarter Ended		Six Months Ended
(Amounts in millions)	October 2, 2015	October 3, 2014	October 2, 2015	October 3, 2014
Adjusted Operating income	$331	$349	$629	$653
Real estate restructuring charge	(21)	—	(21)	—
Transaction costs	(2)	—	(2)	—
Operating income	$308	$349	$606	$653
Corporate G&A	(61)	(67)	(115)	(123)
Pension & OPEB actuarial & settlement losses	—	—	—	(1)
Separation and merger costs	(46)	—	(64)	—
Interest expense	(35)	(36)	(70)	(75)
Interest income	7	5	18	10
Other income, net	3	(6)	29	(5)
Income from continuing operations before taxes	$176	$245	$404	$459

Adjusted Operating margin	12.2%	11.3%	11.5%	10.3%
Operating margin	11.4%	11.3%	11.1%	10.3%

Earnings Before Interest and Taxes and Adjusted Earnings Before Interest and Taxes
(preliminary and unaudited)

Earnings before interest and taxes (EBIT) is defined as income from continuing operations less interest expense, interest income and income tax expense. EBIT margin is defined as EBIT as a percentage of revenue.

Adjusted EBIT is computed by excluding from EBIT the impact of certain items in the second quarter and first six months of fiscal 2016, including separation, merger, and other transaction costs, the gain on a business divestiture, SEC settlement-related items, and the real estate restructuring charge. Adjusted EBIT margin is computed as adjusted EBIT as a percentage of revenue.

A reconciliation of adjusted EBIT and EBIT to income from continuing operations is as follows:

	Quarter Ended		Six Months Ended
(Amounts in millions)	October 2, 2015	October 3, 2014	October 2, 2015	October 3, 2014
Adjusted EBIT	$275	$276	$520	$524
Separation, merger, & other transaction costs	(48)	—	(66)	—
Gain on business divestiture	—	—	22	—
SEC settlement-related items	(2)	—	1	—
Real estate restructuring charge	(21)	—	(21)	—
EBIT	204	276	456	524
Interest expense	(35)	(36)	(70)	(75)
Interest income	7	5	18	10
Income tax expense	(3)	(68)	(67)	(123)
Income from continuing operations	$173	$177	$337	$336

Adjusted EBIT margin	10.1%	9.0%	9.5%	8.3%
EBIT margin	7.5%	9.0%	8.3%	8.3%

Free Cash Flow
(preliminary and unaudited)

CSC defines free cash flow as equal to the sum of (1) operating cash flows, (2) investing cash flows, excluding business acquisitions, dispositions and investments (including short-term investments and purchase or sale of available for sale securities), and (3) payments on capital leases and other long-term asset financings.

Free cash flow is further adjusted for certain non-recurring cash flow items, such as (i) payments related to separation, merger, and transaction costs related to fiscal 2016 acquisitions, (ii) payments related to the fiscal 2015 fourth quarter special restructuring, (iii) SEC settlement-related payments, and (iv) benefit from the sale of NPS accounts receivables.

A reconciliation of free cash flow to the most directly comparable GAAP financial measures is as follows:

	Quarter Ended		Six Months Ended
(Amounts in millions)	October 2, 2015	October 3, 2014	October 2, 2015	October 3, 2014
Net cash provided by operating activities	$117	$217	$441	$490
Net cash used in investing activities	(397)	(184)	(481)	(298)
Acquisitions, net of cash acquired	236	35	236	35
Business dispositions	—	18	(34)	13
Payments on capital leases and other long-term asset financings	(42)	(55)	(111)	(139)
Payments of separation, merger, and other transaction costs	49	—	57	—
Payments of special restructuring costs	32	—	51	—
SEC settlement-related payments	1	—	187	—
Sale of NPS accounts receivables	57		(176)	—
Free cash flow	$53	$31	$170	$101

Adjusted Segment Operating Income and Operating Margin
(preliminary and unaudited)

Adjusted operating income is computed by excluding from operating income, the impact of the second quarter fiscal 2016 real estate restructuring charge and the transaction costs associated with fiscal 2016 acquisitions. Reconciliations of adjusted operating income to operating income, for the quarter and six months ended October 2, 2015, are as follows:

	Quarter Ended October 2, 2015
(Amounts in millions)	Operating income	Real estate restructuring charge	Transaction costs	Adjusted operating income	Adjusted operating margin
Global Business Solutions	$101	$12	$1	$114	12.8%
Global Infrastructure Services	64	8	1	73	8.5
North American Public Sector	160	1	—	161	16.6
Corporate	(17)	—	—	(17)
Total	$308	$21	$2	$331	12.2%

	Six Months Ended October 2, 2015
(Amounts in millions)	Operating income	Real estate restructuring charge	Transaction costs	Adjusted operating income	Adjusted operating margin
Global Business Solutions	$198	$12	$1	$211	11.7%
Global Infrastructure Services	117	8	1	126	7.2
North American Public Sector	296	1	—	297	15.4
Corporate	(5)	—	—	(5)
Total	$606	$21	$2	$629	11.5%

Non-GAAP Results
(preliminary and unaudited)

Non-GAAP results are financial measures calculated by excluding certain items, which management believes are not indicative of the Company's operating performance. A reconciliation of select non-GAAP results to reported results is as follows:

	Quarter ended October 2, 2015
(Amounts in millions, except per-share amounts)	As reported	Separation, merger, & other transaction costs	SEC settlement-related items	Real estate restructuring charge	Tax valuation allowance benefit	Non-GAAP results
Costs of services (excludes depreciation and amortization and restructuring costs)	$1,970	$—	$—	$—	$—	$1,970

Selling, general and administrative (excludes restructuring costs)	$286	$(2)	$(2)	$—	$—	$282

Income (loss) from continuing operations, before taxes	$176	$(48)	$(2)	$(21)	$—	$247
Income tax expense (benefit)	3	(6)	—	(2)	(53)	64
Income (loss) from continuing operations	$173	$(42)	$(2)	$(19)	$53	$183

Net income (loss)	$173	$(42)	$(2)	$(19)	$53	$183
Less: net income attributable to noncontrolling interest, net of tax	6	—	—	—	—	6
Net income (loss) attributable to CSC common stockholders	$167	$(42)	$(2)	$(19)	$53	$177

Effective tax rate	1.7%					26.0%

Basic EPS from continuing operations	$1.21	$(0.30)	$(0.01)	$(0.14)	$0.38	$1.28
Diluted EPS from continuing operations	$1.19	$(0.30)	$(0.01)	$(0.14)	$0.38	$1.26

Weighted average common shares outstanding for:
Basic EPS	138.295	138.295	138.295	138.295	138.295	138.295
Diluted EPS	140.532	140.532	140.532	140.532	140.532	140.532

	Six months ended October 2, 2015
(Amounts in millions, except per-share amounts)	As reported	Separation, merger, & other transaction costs	Gain on business divestiture	SEC settlement-related items	Real estate restructuring charge	Tax valuation allowance benefit	Non-GAAP results
Costs of services (excludes depreciation and amortization and restructuring costs)	$3,996	$—	$—	$—	$—	$—	$3,996

Selling, general and administrative (excludes restructuring costs)	$570	$(2)	$—	$1	$—	$—	$569

Income (loss) from continuing operations, before taxes	$404	$(66)	$22	$1	$(21)	$—	$468
Income tax expense (benefit)	67	(13)	8	1	(2)	(53)	126
Income (loss) from continuing operations	$337	$(53)	$14	$—	$(19)	$53	$342

Net income (loss)	$337	$(53)	$14	$—	$(19)	$53	$342
Less: net income attributable to noncontrolling interest, net of tax	10	—	—	—	—	—	10
Net income (loss) attributable to CSC common stockholders	$327	$(53)	$14	$—	$(19)	$53	$332

Effective tax rate	16.6%						26.9%

Basic EPS from continuing operations	$2.37	$(0.38)	$0.10	$—	$(0.14)	$0.38	$2.40
Diluted EPS from continuing operations	$2.32	$(0.38)	$0.10	$—	$(0.14)	$0.38	$2.36

Weighted average common shares outstanding for:
Basic EPS	138.106	138.106	138.106	138.106	138.106	138.106	138.106
Diluted EPS	140.699	140.699	140.699	140.699	140.699	140.699	140.699